Exhibit 99.2

Z-Work Acquisition Corp. Announces

Closing of $230 Million Initial Public Offering

New York, NY, February 2, 2021 – Z-Work Acquisition Corp. (Nasdaq: ZWRKU) (the “Company”), a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced that it has closed its initial public offering of 23,000,000 units, including 3,000,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at a price of $10.00 per unit. Although the Company will not be limited to any particular industry, sector or geographic region in its identification and acquisition of a business combination target, the Company was created to take advantage of the transformative impact of technology on how work is found, facilitated and enhanced.

The units are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “ZWRKU”. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed and traded on Nasdaq under the symbols “ZWRK” and “ZWRKW”, respectively.

Jefferies LLC acted as the sole book-running manager for the offering.

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, phone: 877-821-7388, email: prospectus_department@jefferies.com.

A registration statement relating to the securities became effective on January 28, 2021.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Z-Work Acquisition Corp.

Z-Work Acquisition Corp. (the “Company”) is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company will not be limited to any particular industry, sector or geographic region in its identification and acquisition of a business combination target, the Company was created to take advantage of the transformative impact of technology on how work is found, facilitated and enhanced. Work, in all its forms, is being fundamentally disrupted and transformed as companies both big and small recognize the power of technology to improve worker productivity, satisfaction and, ultimately, their bottom lines. The Company plans to target high growth, technology-based and technology-enhanced companies that provide products and services that support companies and workers.

Cautionary Note Concerning Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements,” including with respect to the anticipated use by the Company of the net proceeds from the offering and the consummation of a business combination. No assurance can be given that the net proceeds will be used as indicated or that any business combination will be consummated. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s prospectus relating to the offering and the Company’s registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements, except as required by law.

Contact:

Adam Roston

Z-Work Acquisition Corp.

E: adam@zworkacquisition.com

Cody Slach

Gateway Group

P: (949) 574-3860

E: ZWRK@gatewayir.com

2